Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

    THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of May 6, 2026, by and between ELME 3801 CONNECTICUT AVENUE TRUSTEE LLC, a Delaware limited liability company (“Seller”), and FPA MULTIFAMILY, LLC, a California limited liability company (“Purchaser”).
WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of May 5, 2026 (the “Agreement”) with respect to the purchase and sale of the property located at 3801 Connecticut Avenue, NW, Washington, DC (the “Property”). Unless otherwise expressly provided herein, all defined terms used in this Amendment shall have the meanings set forth in the Agreement; and
WHEREAS, Seller and Purchaser now wish to amend the Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration (including, without limitation, the mutual covenants contained herein and in the Agreement), the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:
1.Recitals. The recitals set forth above are incorporated in this Section 1 and shall be deemed terms and provisions of this Amendment.
2.Inspection Period. The definition of Inspection Period set forth in the Agreement is hereby amended to provide that the Inspection Period shall end at 5:00 p.m. (local time at the Properties) on May 7, 2026.
3.Miscellaneous.
(a)    Binding Effect. All provisions of the Agreement, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. If any provision of this Amendment conflicts with the Agreement, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of Purchaser and Seller, and their respective successors and assigns.
(b)    References. All references to the Agreement in any document, instrument, agreement, or writing delivered pursuant to the Agreement (as amended hereby) shall hereafter be deemed to refer to the Agreement as amended hereby.
(c)    Execution. This Amendment may be executed in multiple counterparts, each of which, when assembled to include a signature by each party, shall constitute one (1) complete and fully executed Amendment. Counterparts to this Amendment may be executed and delivered by e-mail transmission, and/or executed using “DocuSign”, “esign” or a similar electronic program.
(d)    Headings. The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.
[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

            SELLER:

ELME 3801 CONNECTICUT AVE TRUSTEE LLC,
a Delaware limited liability company

By:     WashREIT 3801 Connecticut Ave Trust Ownership LLC,
a Delaware limited liability company
its sole member

By:     WashREIT OP Sub DC LLC,
a Delaware limited liability company
its sole member

By:     WashREIT OP LLC,
a Delaware limited liability company
its sole member

By:     Elme Communities,
a Maryland real estate investment trust, its sole member

                                            By:    /s/ Paul McDermott
                                            Name:     Paul McDermott
                            Title:      Authorized Officer

PURCHASER:

                FPA MULTIFAMILY, LLC,
a California limited liability company

            By:    /s/ Sam Eisenman
                Name:    Sam Eisenman
                Title:    Manager